UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

_____________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01  Regulation FD Disclosure.

On July 8, 2009, FirstFed Financial Corp. (the “Company”) issued a press release providing an update related to the loan modification program of its wholly-owned subsidiary, First Federal Bank of California.  The press release is attached as Exhibit 99.1 and incorporated herein by this reference.

 Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

July 10, 2009	By:	/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 8, 2009.

Exhibit 99.1

PERSONALIZING A SUCCESSFUL LOAN MODIFICATION:
THE STORY OF SAN DIEGO RESIDENT WILLIAM TOON

SAN DIEGO, CA (July 8, 2009)—Fireman William Toon worked overtime to provide his daughter with a nice home. Thanks to First Federal Bank of California, their American dream didn’t go up in smoke.

Mr. Toon is a fire department captain who lives in the San Diego suburb of El Cajon. A single father, Mr. Toon bought a house in 2004, hoping to raise his daughter in a nice neighborhood. Sometimes he worked two jobs to earn extra income, and he made every mortgage payment on time.

In March 2007, sensing his monthly payment was about to increase to a level that he couldn’t sustain, Mr. Toon called First Fed and made a candid admission: He didn’t fully understand the terms of his loan, but he was determined to fulfill his obligation and remain a positive role model for his daughter. But he needed the bank’s help to find, in his words, a “win-win situation” for both him and the lender.

First Fed’s Carol Baxter took up Mr. Toon’s case and soon found a solution – in late summer 2007, long before loan modification was the government’s rallying cry. “She was very reassuring that we would have a successful outcome,” Mr. Toon recalls.

The bank modified the terms by providing a two-year fixed-rate interest-only loan. Mr. Toon continued to make his payments on time, yet the following year, he contacted the bank to say that he’d like to lengthen the fixed-rate period to give him more certainty. Again, Carol Baxter was able to accommodate. She offered a five-year fixed-rate tenure, though monthly payments would be higher.

Mr. Toon accepted. Then later last year, when First Fed expanded its modified-loan offerings to meet market conditions and demand, Mr. Toon received a 10-year fixed-rate fully amortizing loan that lowered his monthly payments.

Last December, Mr. Toon wrote to Babette Heimbuch, chairman and chief executive officer of FirstFed Financial Corp., the parent of First Fed, to express his gratitude. “Carol Baxter is a saint that is representing your bank with honesty, integrity and the ability to understand and communicate with those of us that are not experts in the mortgage industry,” he wrote.

These days, Mr. Toon shares his story with friends, many of who have been stonewalled by their lenders as they try to modify their mortgages. “First Fed has been wonderful.” Mr. Toon says. “They are allowing me to provide a house for my daughter and me.”

About First Federal Bank of California’s Loan Modification Program

June figures show that First Federal Bank of California, a wholly owned subsidiary of FirstFed Financial Corp. (OTC-FFED.PK), has now modified over $1 billion worth of home mortgages, enabling more than 2,000 California families to avert foreclosure. Such workouts are a pillar of President Obama’s housing plan, and First Federal Bank of California has achieved a significantly higher success rate than lenders nationally: whereas more than half of modified loans nationally are delinquent, four out of five of the Bank’s modified loans are current and performing.

The Bank’s success stems from management’s early and aggressive response to the housing crisis. First Federal Bank of California reached out to every borrower whose mortgage was poised to reset to higher monthly payments and encouraged them to modify the loan if they faced hardship. What’s more, unlike other lenders, the Bank didn’t wait until homeowners fell behind in their payments to modify their loans.

“We got to borrowers ahead of time. We didn’t make them ruin their credit in order to get a workout,” says Babette Heimbuch, Chairman and Chief Executive Officer of FirstFed Financial Corp. “As a community bank, we are committed to responding quickly to the needs of our clients. These mortgages are more than loan numbers; they represent people.”
First Federal Bank of California is enhancing its program with the aim of modifying a further $800 million worth of loans in just a few months. Its latest outreach to borrowers offers a fixed interest rate through 2014, which would keep homeowners’ payments substantially lower over the next five years.

As the Obama Administration promotes loan modification as vital to preventing foreclosures, First Federal Bank of California has among the nation’s most successful programs. Through June 30, 2009, the latest date for which there is complete data, 81% -- more than four out of five – of the homeowners who have had mortgages modified by First Federal Bank of California are current on their monthly payments.

First Federal Bank of California’s loan-modification program reduced the Bank’s risk profile – without the help of federal money. Acting early to convert many adjustable-rate loans into fixed-rate mortgages for up to 10 years and eliminate negative-amortization provisions for modified loans, the Bank significantly reduced the balance of loans that are scheduled to recast. That has diminished potential foreclosures and the losses incurred in the process.

“We’re very proud of our success in helping borrowers to continue to afford their homes in these times of economic hardship,” said Heimbuch. ‘We are working hard to complete the process of modifying our clients’ loans in continued service to our community.”

First Federal Bank of California, a federally chartered savings association, operates 39 retail banking offices in Southern California. FirstFed Financial Corp. is a savings and loan holding company.

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company’s business, the California real estate and job markets, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

Date Modified	Number of Loans	Mod Balance
2008-Feb	142	71,087,505
2008-Mar	95	45,196,165
2008-Apr	139	66,521,500
2008-May	75	36,096,541
2008-Jun	151	70,009,964
2008-Jul	188	87,265,961
2008-Aug	133	58,561,629
2008-Sep	128	60,392,707
2008-Oct	112	52,377,079
2008-Nov	68	29,982,847
2008-Dec	104	53,726,219
2009-Jan	79	34,496,170
2009-Feb	110	53,989,363
2009-Mar	156	77,157,055
2009-Apr	174	85,036,389
2009-May	132	59,723,698
2009-Jun	140	69,526,456
Total	2,126	1,011,147,245

Media Contact: Steve Sugerman
            310-689-7535